                                                                   Exhibit 1(c)


                            KIMCO REALTY CORPORATION
                           Series C Medium-Term Notes
                   Due Nine Months or More From Date of Issue

                  First Amendment to the Distribution Agreement

                                  July 28, 2003


         Reference is hereby made to the Distribution Agreement, dated
September 26, 2001 (the "Distribution Agreement"), among Kimco Realty Corporation, a Maryland corporation (the "Corporation") and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, Banc One Capital Markets, Inc., Credit Suisse First Boston LLC, Goldman, Sachs & Co., J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated (the "Original Agents"), a copy of which is attached hereto as Exhibit A, relating to the issuance and sale by the Corporation of its Series C Medium-Term Notes with maturities of nine months or more from the date of issue (the "Notes"). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Distribution Agreement.

         The Corporation hereby appoints each of BNY Capital Markets, Inc., UBS Securities LLC and Wachovia Capital Markets, LLC as an "Agent" of the Corporation (each, an "Additional Agent") as such term is defined in the first paragraph of the Distribution Agreement. In connection with such appointment, each Additional Agent is hereby vested with all of the rights, and made subject to all of the duties, of an Agent pursuant to the terms and conditions of the Distribution Agreement, the terms and conditions of which are hereby incorporated by reference as fully as if set forth herein, to the same extent as if each Additional Agent were a named Agent thereunder, including, without limitation, the benefit of the representations and warranties, agreements and indemnities (including contribution) by the Company in favor of the Agents set forth in the Distribution Agreement.

         Each of the Original Agents hereby consents to the appointment of each of the Additional Agents as an Agent of the Corporation under the Distribution Agreement and to the sale of Notes by the Corporation to or through each of the Additional Agents. Each of the Original Agents hereby waives its rights under
Section 1(a) of the Distribution Agreement solely for the limited purpose of the Corporation's appointment of the Additional Agents as Agents under the Distribution Agreement.

         The Additional Agents are authorized to rely on any statements of the officers of the Corporation made in any certificate furnished to the Original Agents pursuant to the provisions of the Distribution Agreement.

         This Amendment and all of the rights and obligations of the parties shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed wholly within such State.

         This Amendment may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.



                                            KIMCO REALTY CORPORATION



                                            By:      /s/ Glenn G. Cohen
                                                 ------------------------------
                                                    Authorized Signatory


BNY CAPITAL MARKETS, INC.



By:      /s/ Daniel Klinger
   ------------------------------
        Authorized Signatory


UBS SECURITIES LLC


By:      /s/ David Reynolds
   ------------------------------
        Authorized Signatory


By:      /s/ John Brady
   ------------------------------
        Authorized Signatory


WACHOVIA CAPITAL MARKETS, LLC


By:      /s/ William Ingram
   ------------------------------
        Authorized Signatory

CONFIRMED AND ACCEPTED,
as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED


By:      /s/ Diane Kenna
   ------------------------------
        (Authorized Signatory)


BANC OF AMERICA SECURITIES LLC



By:      /s/ Peter J. Carbone
   ------------------------------
        (Authorized Signatory)


BANC ONE CAPITAL MARKETS, INC.



By:      /s/ Robert Nordlinger
   ------------------------------
        (Authorized Signatory)


CREDIT SUISSE FIRST BOSTON LLC



By:      /s/ Julie Keogh
   ------------------------------
        (Authorized Signatory)


GOLDMAN, SACHS & CO.



By:      /s/ Goldman, Sachs & Co.
   ------------------------------
        (Authorized Signatory)


J.P. MORGAN SECURITIES INC.



By:      /s/ Carl J. Mehldau Jr.
   ------------------------------
        (Authorized Signatory)


MORGAN STANLEY & CO. INCORPORATED



By:      /s/ Michael Fusco
   ------------------------------
        (Authorized Signatory)